EXHIBIT 10.18

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

Amendment No. 2 to Patent License Agreement
between the University of Washington and Genocea Biosciences, Inc.

This Amendment No. 2 is made and entered into as of September 12, 2012, by and between the University of Washington, a public institution of higher education and an agency of the State of Washington, acting through UW Center for Commercialization, Technology Licensing (“University”), and Genocea Biosciences, Inc., a Delaware corporation with its principal place of business at 100 Acorn Park Drive, 5th floor, Cambridge, MA 02140 (“Company”).  University and Company are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, University and Company are Parties to a certain Patent License Agreement with an Effective Date of January 23, 2010, as amended by Amendment No. 1 dated July 19, 2012 (the “Agreement”);

WHEREAS, University and Company, through this Amendment No. 2, wish to update Section A3.5 “Financial Milestones” of the Agreement based on the outcome of ongoing research on antigenicity of the C-terminus of gD2 in the laboratory of Dr. David Koelle (the “Research”, as further described in Appendix A);

NOW, THEREFORE the Parties hereto agree as follows:

1.                                      Unless otherwise defined herein, capitalized terms used in this Amendment No. 2 have the meanings set forth in the Agreement.

2.                                      Milestone A3.5.1 in Section A3.5 is deleted in its entirety and replaced with the following:

[* * *]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Genocea Biosciences, Inc.

By:	/s/ Angela Loihl	By:	/s/ William D. Clark

Name:	Angela Loihl	Name:	William D. Clark

Title:	Associate Director	Title:	President & CEO

Date:	9/12/2012	Date:	9/17/2012

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL

Appendix A

Research Summary

UW has IP pending in the US patent office concerning compositions of HSV-2 glycoprotein D, also called gD2, encoded by gene US6, for use as a vaccine to prevent or treat HSV-2 infections of humans.  The native gD2 is about 393 amino acids long.  Many previous candidate vaccines have synthesized AA 1-340 in eukaryotic cells; the C-terminal part was genetically deleted to improve manufacturing yield.  Further, the eukaryotic cells automatically cleave off AA 1-25 as a biologically inherent process during protein expression, yielding a final vaccine composition of AA 26-339.  The core discovery, published in PNAS in 2003, is that there is a 9 amino acid epitope in the C terminal domain, AA 365-373, that is recognized by human CD8 T-cells.  The discovery suggests that improved candidate gD2-based vaccines should contain the C-terminal domain.  These human CD8 T-cells are frozen in the lab and can be re-used for more experiments.  The US patent office is restricting allowed claims to relatively short sections of gD2.  UW C4C, UW-retained counsel, and a potential licensee see value in extending allowed claims to longer versions of gD2, containing both the discovered CD8 epitope at AA 365-373, and other more N-terminal regions which also have scientific rationale for inclusion.  Dr. Koelle will conduct the following work to develop supporting data for the filing of a new Licensed Patent covering longer versions of gD2.

In the proposed experiments, Dr. Koelle will consult with counsel and potential licensee to determine the AA composition (left and right ends) of interest.  Dr. Koelle will clone the relevant portions of gD2 DNA and sequence-confirm the correct clones.  Dr. Koelle will prepare prototype vaccines of various gD2 regions in a DNA vaccine format.  The lab will create human-like cell lines that are competent to interact with human CD8+ T-cells, as first published by our in 2001.  These cell lines will further be treated with the different candidate gD2 vaccine prototypes and appropriate positive and negative controls.  The expected result is that the CD8 T-cells specific for gD2 AA 365-373 will have intact and full recognition of longer pieces of gD2 and full length gD2, as long as they contain AA 365-373.  Thus, allowance of claims to proposed vaccines of various and longer lengths will be supported by experimental data.